EXHIBIT 7

                       PLEDGE AND PLEDGEHOLDER AGREEMENT

                                     BETWEEN

A) --------------------------------------------(HEREAFTER "THE "PLEDGOR") AND

B) DEUTSCHE BANK AG, LONDON BRANCH AND

C) DEUTSCHE BANK (SUISSE) S.A.

1. The Pledgor hereby pledges to Deutsche Bank AG, London Branch (hereinafter referred to as the "Bank" or "the Pledgee") its/their assets, claims, tangible property and rights as per Article 22 now or later being held by Deutsche Bank (Suisse) S.A. (hereinafter referred to as "DBS" or "the Pledgeholder"), including its/their claims on DBS itself. Insofar as DBS has the assets and rights held in safe custody in its own name in Switzerland or abroad for the account of the Pledgor, the Pledgor hereby pledges to the Bank all rights, especially the right to return, as well as all co-ownership rights to collective deposits in Switzerland and in other countries. Documents that are not bearer securities are hereby assigned to the Bank as pledge pursuant to the Swiss Civil Code ("CC"), Section 901
     (2). In the event of realisation in the Bank's favour, this assignment shall be deemed at the time to be a blank assignment.

2. The Pledgor also creates a pledge in favour of the Bank in respect of its valuable rights not in certificate form, notably shares whose confirmation by document has been postponed, which are now or later administered for the Pledgor's account by DBS or in the latter's name by third parties.

3. All rights that have already fallen due and all future rights attaching to the aforementioned assets and rights (such as interest, dividends, coupons, warrants, etc.) are also pledged and/or assigned.

4. As the pledged assets are at the Pledgee's disposal, the pledged items may be sold, exchanged and repaid only with the Bank's express or implied consent. The newly exchanged or purchased items and/or the claims against DBS arising from repayment (hereinafter referred to as "Countervalue") will take the place of the items pledged originally. The Countervalue can be used with the Bank's consent to acquire new items. These automatically serve as pledges to the Bank. Such items are always pledged and assigned in their entirety even if their value was increased later (e.g. through additional deposits or similar means).

5. In the event that mortgage titles, titles of presentation or legitimation, inventories and other movables or goods certificates are pledged, the Pledgor shall be obliged to take out the customary insurance policy for the pledged items and/or the land, real property, objects or goods they represent. The Pledgor hereby assigns to the Bank as security all claims for compensation under insurance policies, under private and public law (including compensation for compulsory requisition) arising to it in respect of the above-mentioned assets. It authorises the Bank to take all measures required for assertion and collection and to accept such compensation for its account and to confirm receipt in a legally binding form.

6. The pledged assets as well as the pledged and assigned claims and other rights (hereinafter referred to as "Assets") shall serve as collateral to the Bank for all claims that the Bank has and/or will have against the Pledgor itself and/or against

     ----------------------------- (complete with full name and official address of Pledgor)
     (hereinafter, alone or collectively, referred to as the "Debtor")

     --------------------------------------------------------------------------
     from any existing and future credit facilities, including all due, current or future interest and commissions, as well all other judicial or extrajudicial expenses and costs incurred in connection therewith or with the realisation of the Assets (hereinafter collectively referred to as "Claim" or "Claims").

7. The Assets shall as far as their nature allows be held and administered in accordance with the safe custody regulations of DBS. Moreover, the Pledgor shall be responsible for taking the precautions necessary to protect the value of the Assets so pledged. The Bank is, however, entitled but not obliged at its discretion to take such precautions itself at the Pledgor's expense and risk. In particular, the Bank is authorised to take any actions or issue any statements in Switzerland or abroad which are required to pledge, protect and/or realise the Assets. In addition, the Bank may at any time take custody of Assets held by DBS or any third parties, give notice in respect of and collect such Assets and in respect of mortgages exercise all rights accruing to the mortgagee (Section 793 et seq. of CC).

8. If securities, valuable rights not in certificate form or other claims subject to termination, drawing, repayment or any other agreement, have been pledged, the Pledgor shall be responsible for making any necessary arrangements. Nevertheless, the Bank shall be entitled but not obliged to make such arrangements itself if it deems this necessary to safeguard the Pledgor's interests.

9. In the event that the Debtor/Pledgor is in arrears with the fulfilment of the Claim or is in default with regard to any of its obligations towards the Bank, the Bank is automatically entitled (but is not obliged) to realise the Assets forthwith at its discretion, either freely by private sale (including to itself) or by force of law and to apply the proceeds thereof in full or partial reimbursement of the Claim. Such realisation will be carried out regardless of the formalities contained in the Swiss Federal Act concerning Debt Collection and Bankruptcy or of the provisions prevailing at the place of realisation abroad. If there is more than one claim, the Bank shall, at its discretion, decide to which claim the Assets or the proceeds of realisation are to be allocated.

10. In the event that the Pledgor is not identical with the Debtor, the Bank may decide, at its own discretion, not to realise any other items pledged or assigned by the Debtor or any other third party until realisation of the Assets by private sale or by force of law as mentioned in above Article 9 has been completed.

11. The Pledgor undertakes, if necessary, to participate in the transfer of the Assets to a new purchaser and to fulfil upon first demand all formalities and legal acts required by the Bank in this respect.

12. The Pledgor confirms that he is and will be the unrestricted bearer and/or owner of the pledged Assets, that these Assets have not already been transferred to third parties or encumbered with third-party rights, apart from any right of pledge to which DBS may be entitled under its General Business Conditions and Deposit Regulations or Pledge Agreement.

13. THE PLEDGOR IRREVOCABLY AND UNCONDITIONALLY AUTHORISES DBS TO PROVIDE THE BANK WITH UNRESTRICTED INFORMATION ABOUT THE ASSETS AND ITS BANKING RELATIONSHIP WITH DBS, VERBALLY, IN WRITING OR BY ANY OTHER MEANS OF COMMUNICATION. THEREFORE, THE PLEDGOR EXPRESSIVELY WAIVES THE BENEFITS OF SWISS BANKING SECRECY (IN PARTICULAR ARTICLE 47 SWISS BANKING ACT) AND THE BENEFITS OF THE SWISS FEDERAL LAW ON DATA PROTECTION. THE PLEDGOR IS AWARE THAT THE BANK WHO RECEIVES THE INFORMATION MAY NOT BE BOUND BY THE SWISS BANKING SECRECY AND MAY BE FORCED UNDER THE LAW OF THE JURISDICTION, TO WHICH THE BANK IS SUBJECT, TO DISCLOSE ANY SUCH INFORMATION TO GOVERNMENTAL OR QUASI-GOVERNMENTAL AUTHORITIES OR AGENCIES (INCLUDING TAX AUTHORITIES).

14. The Pledgor irrevocably and unconditionally instructs DBS to follow immediately any and all instructions from the Bank (or its representative) regarding the Assets, including sale and realisation and transfer instructions (of the Assets or of the sales proceeds thereof), without liability whatsoever on DBS's part. The Pledgeholder undertakes to execute the instructions issued by the Pledgee concerning the Assets without examining the legal basis and waiving all objections and exceptions and, in the event the Assets are realised, to transfer the net sale proceeds to the Pledgee.

15. Unless otherwise agreed between DBS and the Bank, DBS incurs no liability whatsoever towards the Bank with regards to the performance of the Assets at any time pledged to the Bank.

16. This pledge is effected in addition to and independently of any existing or future security/collateral and shall remain in force until the Bank's Claims have been met in full.

17. The Bank cannot be held responsible if it does not or not fully exercise the rights accruing to it under this Pledge and Pledgeholder Agreement nor for any consequential damages from any actions taken under paragraph 9.

18. The authorisations given to the Bank and to DBS under this Agreement shall not expire in the event of the Pledgor's death or for any of the reasons for expiry as stipulated in Article 35 of the Swiss Code of obligations. These authorisations are deemed to have been issued irrevocably in the interest of the Bank.

19. In addition to its customary fees and banking charges, DBS is also entitled to levy a commission for its activity as Pledgeholder.

20. This Pledge and Pledgeholder Agreement and with it the sole right of disposal over the pledged assets given to the Pledgee expire only on notification of the Pledgeholder by the Pledgee to this effect. The Pledgeholder in turn can terminate the Pledgeholder Agreement at any time with immediate effect and with delivery of all Assets to the Pledgee.

21. THIS PLEDGE AND PLEDGEHOLDER AGREEMENT IS GOVERNED BY SWISS LAW. PLACE OF PERFORMANCE, PLACE OF COLLECTION FOR PLEDGORS RESIDING ABROAD AND SOLE PLACE OF JURISDICTION FOR ALL PROCEEDINGS SHALL IN EACH CASE BE THE PLACE WHERE THE RESPECTIVE DBS OFFICE IS LOCATED. FOR THIS PURPOSE THE PLEDGOR ELECTS THE RESPECTIVE OFFICE OF DBS AS THE LEGAL AND SPECIAL DOMICILE. HOWEVER, THE PLEDGEE SHALL ALSO HAVE THE RIGHT TO BRING AN ACTION AGAINST THE PLEDGOR BEFORE THE COMPETENT COURT AT ITS PLACE OF RESIDENCE OR BEFORE ANY OTHER COMPETENT COURT.

22. List of the Assets pursuant to Article 1 of this Agreement:

     ANY AND ALL ASSETS WHATSOEVER DEPOSITED OR RELATING TO
     ACCOUNT N(DEGREE)------------------- OF THE PLEDGOR WITH DEUTSCHE BANK (SUISSE)S.A. AT PRESENT AND IN FUTURE.

PLACE:--------------------- DATE:---------------------------------

THE PLEDGOR, ----------------- SIGNATURE ----------------------
(FULL NAME)

THE PLEDGEE, DATE----------------- SIGNATURE(S)---------------------

THE PLEDGEHOLDER, DATE------------ SIGNATURE(S)---------------------

3